SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the Registrant |X|
Filed by a party other than the Registrant |_|

Check the appropriate box:
|_| Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as Permitted by Rule
    14a-6(e)(2))
|_| Definitive Proxy Statement
|_| Definitive Additional Materials
|X| Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                              QUANTA SERVICES, INC.
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                (Name of Registrant as Specified In Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|    No fee required.

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|_|    Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement
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                                EXPLANATORY NOTE

                  Quanta Services, Inc., a Delaware corporation ("Quanta Services"), is filing the materials contained in this Schedule 14A with the Securities and Exchange Commission on March 22, 2002 in connection with the solicitation of proxies for electing the board of directors of Quanta Services at the 2002 annual meeting of Quanta Services' stockholders.

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[LOGO OF QUANTA SERVICES, INC.]                                    PRESS RELEASE

CONFIDENTIAL NOT FOR RELEASE

Contacts:  James Haddox, CFO             Jim Barron                  Ken Dennard / kdennard@easterly.com
           Reba Reid                     Jonathan Gasthalter         Lisa Elliott / lisae@easterly.com
           Quanta Services, Inc.         Citigate Sard Verbinnen     Easterly Investor Relations
            713-629-7600                 212-687-8080                713-529-6600

                       QUANTA STATEMENT ON AQUILA LAWSUIT

HOUSTON - MARCH 21, 2002 - Quanta Services, Inc. (NYSE:PWR), a leading provider of specialized contracting services to the electric power, gas, telecommunications and cable television industries, today issued the following statement in response to Aquila, Inc.'s (NYSE:ILA) lawsuit seeking to prevent Quanta from implementing its Stock Employee Compensation Trust (SECT).

John R. Colson, chief executive officer of Quanta, said, "Aquila's focus on its own needs has once again caused it to fail to recognize the legitimate business reasons for the actions we have taken. We are confident that the Delaware Court will uphold the validity of the SECT. We believe that Aquila's lawsuit is merely the latest maneuver in its desperate attempt to consolidate Quanta's earnings with its own to achieve a desirable accounting treatment for itself, while offering nothing to Quanta's other stockholders."

Noting that numerous prominent companies have adopted similar flexible trust arrangements, Colson concluded, "We strongly believe in the SECTs long-term benefits. The SECT provides Quanta with a pre-determined means to pay for employee benefit obligations with stock rather than cash, thereby increasing stock ownership among employees, conserving corporate cash, and improving credit ratios over time. It is disappointing that Aquila has chosen to mischaracterize the terms of the SECT and we urge all stockholders to review our recent SEC filings."

Quanta Services, Inc. is a leading provider of specialized contracting services, delivering end-to-end network solutions for electric power, gas, telecommunications and cable television industries. The company's comprehensive services include designing, installing, repairing and maintaining network infrastructure nationwide.

Important Information
Quanta Services, Inc. plans to file a proxy statement with the Securities and Exchange Commission relating to Quanta's solicitation of proxies from its stockholders with respect to the Quanta Services, Inc. 2002 annual meeting of stockholders. QUANTA SERVICES, INC. ADVISES SECURITY HOLDERS TO READ ITS PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Quanta's proxy statement and other relevant documents will be available for free at www.sec.gov. You may also obtain a free copy of Quanta's proxy statement, when it becomes available, by writing to Quanta Services, Inc. at 1360 Post Oak Boulevard, Suite 2100, Houston, Texas 77056 or by contacting MacKenzie Partners, Inc., toll free at 1-800-322-2885. Detailed information regarding the names, affiliation and interests of individuals who

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may be deemed participants in the solicitation of proxies of Quanta's stockholders is available in the soliciting materials on Schedule 14A filed by Quanta with the SEC.

This press release contains various forward-looking statements and information, including management's expectations regarding the validity of the SECT. Although the company believes that the expectations reflected in such forward-looking statements are reasonable; it can give no assurance that such expectations will prove to have been correct. Such statements are subject to certain risks, uncertainties and assumptions. Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. For a discussion of the risks, investors are urged to refer to the Company's reports filed under the Securities Exchange Act of 1934.

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